UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 23, 2007

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

200 Nyala Farm Road, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

Terex Corporation (the “Company” or “Terex”) issued a press release on May 23, 2007, announcing that it is calling a Special Meeting of Stockholders to be held July 17, 2007 to consider a proposal to amend the Company’s Certificate of Incorporation to increase the number of shares of common stock that Terex is authorized to issue by 150,000,000. Stockholders of record as of May 31, 2007 will be eligible to vote on the proposal. A copy of this press release is included as Exhibit 99.1 to this Form 8-K.

The Company issued a press release on May 24, 2007, describing certain topics addressed in a series of presentations made that day by Terex executive team members to an invited audience of analysts and financial institution representatives. An audio replay of the day-long series of detailed presentations and the accompanying visual materials are available on the Company’s website at www.terex.com under the Investor Relations section beginning on Friday, May 25, 2007. A copy of this press release is included as Exhibit 99.2 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits

99.1        Press release of Terex Corporation issued on May 23, 2007 with respect to Special Meeting of Stockholders.

99.2	Press release of Terex Corporation issued on May 24, 2007 with respect to meeting presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2007

TEREX CORPORATION

By: /s/ Eric I Cohen
Eric I Cohen
Senior Vice President,
Secretary and General
Counsel